Rule 424(b)(2)
                                                           File No. 333-103812

Pricing Supplement No. 3 Dated May 8, 2003

(To Prospectus dated March 24, 2003 and
Prospectus Supplement dated April 15, 2003)

$250,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series E

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Title of Securities:  4.25% First Mortgage Bonds due 2013

Principal Amount: $7,000,000       Original Issue Date:  May 13, 2003

Interest rate:  4.25%              Maturity Date: October 1, 2013

Issue Price:  99.465% payable in   Proceeds to Issuer After
              immediately          Commission:  98.840%
              available funds

Agent's Commission:  0.625%        Original Interest Accrual Date: May 13, 2003

Form:  Book-Entry

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Redemption:      We cannot redeem these notes prior to maturity.

Capacity:        U.S. Bancorp Piper Jaffray Inc. acted as our agent in this sale.

Use of Proceeds: We will use the net proceeds from the sale of these notes and the other notes that we are selling today to repay a portion of our short-term debt.


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                                     Agent:

                         U.S. Bancorp Piper Jaffray Inc.